McGladrey & Pullen, LLP
Certified Public Acountants and Consultants

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated November 27, 1996 on the financial statements of PIC Balanced Portfolio referred to therein, which is incorporated by reference in Amendment No. 5 to the Registration Statement on Form N-1A, File No. 811-6497, of PIC Balanced Portfolio as filed with the Securities and Exchange Commission.

                           /s/ McGladrey & Pullen, LLP
                             McGladrey & Pullen, LLP

New York, New York
March 5, 1997